[Letterhead]


                   INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of iVoice, Inc. on Form S-8 of our report dated March 2, 2001, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB/A of iVoice, Inc. formerly known as iVoice.com, Inc. for the year ended December 31, 2000.

                                  /s/ MENDLOWITZ WEITSEN, LLP
                                  MENDLOWITZ WEITSEN, LLP


East Brunswick, New Jersey
August 29, 2001